Exhibit 10.1

ASSET PURCHASE AGREEMENT

AND PLAN OF REORGANIZATION

among:

SOL LOGIC, INC.,

a California corporation;

FRANK MITCHELL,
a Shareholder of Sol Logic, Inc.;

WINK JONES,

as the Seller Representative;

and

IMAGEWARE SYSTEMS, INC.,

a Delaware corporation

Dated as of December 19, 2007

ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

THIS ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 19, 2007, by and among: SOL LOGIC, INC., a California corporation (the “Seller”); Frank Mitchell, an individual and a shareholder of the Seller (“Mitchell”); Wink Jones, in his capacity as the representative of the shareholders of the Seller; and IMAGEWARE SYSTEMS, INC., a Delaware corporation (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in EXHIBIT A attached hereto.

RECITALS

A.                                    The Seller wishes to provide for the sale of substantially all of the assets of the Seller to the Purchaser for the consideration and on the terms set forth in this Agreement.

B.                                     In connection with such sale, certain of the parties are entering into the other agreements contemplated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      SALE OF ASSETS; RELATED TRANSACTIONS.

1.1                               Sale of Assets. At the Closing (as defined in Section 1.8), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all right, title and interest of the Seller in, and good and valid title to, the Assets, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, “Assets” shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP); and (b) any other assets that are owned by any of the Shareholders or any other Related Party and that are used in or needed for the conduct of, or are useful in connection with, the business of the Seller; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

(a)                                  all accounts receivable, notes receivable and other receivables of the Seller that arise after September 30, 2007;

(b)                                  all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed for any Person by or on behalf of the Seller at or prior to the Closing (including those identified in Part 2.9 of the Disclosure Schedule);

(c)                                  all equipment, materials, prototypes, tools, supplies, furniture, fixtures, improvements and other tangible assets of the Seller (including the tangible assets identified in Part 2.10 of the Disclosure Schedule);

(d)                                  all advertising and promotional materials possessed by the Seller;

(e)                                  all Intellectual Property and Intellectual Property Rights and related goodwill of the Seller (including the right to use the name “Sol Logic, Inc.”, “Unity”, “Mediator”, “Collab ID” or “Remote Collab ID”, and any variations thereof, the “sollogic.com” domain name and the Intellectual Property and Intellectual Property Rights identified in Part 2.12 of the Disclosure Schedule);

(f)                                    all rights of the Seller under the Seller Contracts set forth on Part 1.1(f) of the Disclosure Schedule;

(g)                                 all Governmental Authorizations held by the Seller (including the Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule);

(h)                                 all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable);

(i)                                    all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing, unless expended in accordance with this Agreement;

(j)                                    all claims of the Seller against third parties relating to any assets sold, assigned, transferred, conveyed or delivered pursuant to this Section 1.1, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 1.1(k) of the Disclosure Schedule; and

(k)                                all books, records, files and data of the Seller, and all goodwill, relating to the assets identified in the second sentence of Section 1.1 and Sections 1.1(a) through (j).

1.2                               Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, the Seller shall retain all of its existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to the Purchaser hereunder, and the Assets shall not include, only the following assets of the Seller (collectively, the “Excluded Assets”):

                                                (a)                                  cash on hand or in banks and cash equivalents of the Seller; and

                                                (b)                                  a 2006 FJ Cruiser owned by Seller.

1.3                               Assumption of Liabilities. Except as otherwise specifically set forth in Section 1.4 and subject to the conditions set forth herein, at the Closing, the Purchaser agrees to assume only those Liabilities of the Seller set forth below (the “Assumed Liabilities”):

(a)                                  all Liabilities under the Seller Contracts set forth on Part 1.1(f) of the Disclosure Schedule solely to the extent arising out of or relating to events or conditions, occurring after the Closing, but only to the extent such Liabilities (i) do not arise from or relate to any Breach by the Seller of any provision of any of such Contracts, (ii) do not arise from or relate to any event, circumstance or condition occurring or existing at or prior to the Closing that, with notice or lapse of time or both, would constitute or result in a Breach of any of such Contracts, and (iii) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts; and

(b)                                  all Liabilities with respect to the Assets to the extent relating to the operation or conduct of the Purchaser’s business after the Closing, but only to the extent such Liabilities do not arise from or relate to any event, circumstance or condition occurring or existing at or prior to the Closing.

1.4                               Excluded Liabilities. Notwithstanding anything herein to the contrary, the Purchaser shall not assume or in any way become liable for any Liability of the Seller, of any nature whatsoever, other than the Assumed Liabilities (all such Liabilities, the “Excluded Liabilities”), and all such Excluded Liabilities shall remain the sole responsibility of the Seller and shall be retained, paid, performed and discharged solely by the Seller. Without limiting the generality of the foregoing, Excluded Liabilities shall include:

(a)                                  any Liability of any Person except, with respect to the Seller only, the Assumed Liabilities;

(b)                                  any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements (including the fees and expenses of the Seller’s legal, accounting, financial and other advisors relating to the Transactions);

(c)                                  any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 6.4(a);

(d)                                  any Liability of the Seller arising from or relating to any action taken or services provided by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing;

(e)                                  any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer, or (y) any claim or Proceeding against the Seller;

(f)                                    any Liability of the Seller for the payment of any Tax, including, but not limited to, (A) any Taxes arising as a result of the Seller’s operation of its business or ownership of the Assets prior to the Closing, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

(g)                                 any Liability of the Seller to any employee or former employee of the Seller under or with respect to any Seller Employee Plan, profit sharing plan or dental plan, severance pay, employment agreement, whether or not written, between the Seller and any Person, or any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker’s compensation law or regulation or under any federal or state employment discrimination law or regulation, or any claim related to payroll, vacation, sick leave, worker’s compensation, unemployment benefits or compensation or employee expenses (including travel) that is based on acts or omissions of Seller that occurred at, prior to, or after the Closing;

(h)                                 any Liability of the Seller to any Related Party;

(i)                                    any Liability under any Seller Contract set forth on Part 1.1(f) of the Disclosure Schedule, if the Seller shall not have obtained prior to the Closing, any Consent required to be obtained from any Person with respect to the assignment or transfer to the Purchaser of any rights or obligations under such Seller Contracts; provided, however, upon obtaining such Consents, Purchaser shall assume the Liabilities under such Seller Contracts pursuant to Section 1.3(a) above;

(j)                                    any Liability under any Seller Contract that is not set forth on Part 1.1(f) of the Disclosure Schedule;

(k)                                any Liability of the Seller that relates to any Excluded Asset;

(l)                                    any Liability arising out of or relating to (A) any product produced or sold or any services performed by or on behalf of the Seller, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Seller on or at any time prior to the Closing, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller;

(m)                              any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by the Purchaser that is based on acts or omissions of the Seller that occurred at, prior to, or after the Closing;

(n)                                 any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the Seller;

(o)                                  any Liability to distribute to any of the Seller’s shareholders or otherwise apply all or any part of the consideration received hereunder;

(p)                                  any Liability arising out of or resulting from Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(q)                                  any Liability relating to any failure to comply with any bulk transfer law, fraudulent transfer law or similar Legal Requirement in connection with any of the Transactions;

(r)                                  any Liability relating to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101, et seq. (“WARN”) or any similar state or local Legal Requirement that may result from an “Employment Loss,” as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of the Seller prior to the Closing or by the Purchaser’s decision not to hire previous employees of the Seller; and

(s)                                  any other Liability that is not specifically referred to in Section 1.3.

1.5                               Purchase Price.

(a)                                  As consideration for the sale of the Assets to the Purchaser (such total consideration being referred to herein as the “Purchase Price”), the Purchaser shall do the following :

(i)                                    Assume the Assumed Liabilities;

(ii)                                At the Closing, issue to the Seller that number of shares of common stock of the Purchaser (the “Common Stock”) equal to (I) the quotient obtained by dividing $1,527,000 by $1.633 (the “Initial Per Share Price”) multiplied by (II) 50% (rounded up to the nearest whole share) (the “Initial Shares”).

(iii)                            On the six-month anniversary of the Closing (the “Additional Issuance Date”), issue to the Seller that number of shares of Common Stock equal to (I) the quotient obtained by dividing $1,502,000 by the Additional Per Share Price, multiplied by 90% (rounded up to the nearest whole share) (the “Additional Shares” and, collectively with the Initial Shares, the “Issued Shares”). The “Additional Per Share Price” shall be the greater of (A) the Initial Per Share Price (as adjusted in the event that there occurs any stock dividend, stock split, recapitalization or similar event with respect to the Common Stock after the Closing and prior to the Additional Issuance Date); and (B) the volume weighted average closing price of the Common Stock over the 20 trading-day period ending on the date immediately preceding the Additional Issuance Date, as reported on The American Stock Exchange (“AMEX”) and, if the Common Stock is not quoted on AMEX at any time during such period, as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) or the Pink Sheets Electronic Quotation Service (the “Pink Sheets”), as applicable, for the portion of such period that the Common Stock is listed or quoted on the OTCBB or the Pink Sheets.

(iv)                               Deposit into an escrow account (the “Escrow Account”) to be established as of the Closing pursuant to an escrow agreement by and among the Seller, the Seller Representative (as defined in Section 6.2(a)), the Purchaser and LaSalle National Bank (the “Escrow Agent”), in a form to be agreed upon by such parties (the “Escrow Agreement”):  (I) at the Closing, that number of shares of Common Stock equal to (A) the quotient obtained by dividing $1,527,000 by the Initial Per Share Price, multiplied by (B) 50% (rounded down to the nearest whole share) (the “Initial Escrow Shares”); and (II) on the Additional Issuance Date, that number of shares of Common Stock equal to (A) the quotient obtained by dividing $1,502,000 by the Additional Per Share Price multiplied by (B) 10% (rounded down to the nearest whole share) (the “Additional Escrow Shares” and, collectively with the Initial Escrow Shares, the “Escrow Shares” and, together with the Issued Shares, the “Shares”)).  The “Indemnification Escrow Shares” shall be comprised of 33.33% of the Initial Escrow Shares and 33.33% of the Additional Escrow Shares. The “Reimbursement Escrow Shares” shall be comprised of 66.66% of the Initial Escrow Shares and 66.66% of the Additional Escrow Shares, and shall include the proceeds received from the sale of the Shares.

1.6                               Sales Taxes. The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser’s affiliates for, any sales Taxes, use Taxes, transfer Taxes, documentary charges, recording fees or similar Taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions. The Seller shall cooperate with the Purchaser to file all requests for certifications of sales and use tax due, including, without limitation, pursuant to Section 6812 of the California Revenue and Taxation Code.

1.7                               Tax Treatment.  For federal income tax purposes, Seller and Purchaser intend for the transactions contemplated hereby to qualify as a reorganization (a “Reorganization”) within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder (the “Treasury Regulations”), and, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of Reorganization.  Neither Seller nor Purchaser will knowingly take any action or fail to take any action, which action or failure to act would cause the transactions contemplated hereby to fail to qualify as a Reorganization.  Seller and Buyer will report the transaction for federal income tax, financial reporting, and other purposes, as a Reorganization.

1.8                               Closing.  The closing of the sale of the Assets to the Purchaser (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement at the offices of Paul, Hastings, Janofsky & Walker LLP in San Diego, California.

1.9                               Deliveries by the Seller. At the Closing, the Seller shall:

(a)                                  execute and deliver to the Purchaser such bills of sale, endorsements, assignments, permits, third party consents, lien releases, and such other documents as may (in the judgment of the Purchaser or its counsel) be necessary or appropriate to sell, assign, transfer, convey and deliver to the Purchaser good and valid title to the Assets free and clear of any Encumbrances;

(b)                                  execute and deliver to the Purchaser fully executed and acknowledged or notarized assignment documents, in form ready for filing or recording with the appropriate Governmental Body and reasonably acceptable to the Purchaser, with respect to any Registered IP held in the name of the Seller Representative or any other employee, contractor or other agent of the Seller;

(c)                                  execute and deliver to the Purchaser fully executed and acknowledged or notarized assignment documents, in form ready for filing or recording with the appropriate Governmental Body and reasonably acceptable to the Purchaser, with respect to any Seller IP;

(d)                                  execute and deliver to the Purchaser a duly executed counterpart of each Transactional Agreement that is to be executed by or on behalf of the Seller at the Closing;

(e)                                  deliver to the Purchaser a certificate of good standing of the Seller as of a date within three business days of the Closing issued by the Secretary of State (or similar official) of each of California and Arizona;

(f)                                    execute and deliver to the Purchaser a certified copy of: (i) resolutions duly adopted by the Seller’s board of directors in accordance with the Seller’s articles of incorporation and bylaws and applicable law, authorizing and approving this Agreement, the Escrow Agreement and the Transactions; and (ii) an executed action by written consent of the shareholders of the Seller, authorizing and approving this Agreement, the Escrow Agreement and the Transactions, and appointing the Seller Representative as the representative of the Seller with respect to the foregoing, in accordance with the Seller’s articles of incorporation and bylaws and applicable law;

(g)                                 execute and deliver to the Purchaser such other instruments as shall be requested by the Purchaser to vest in the Purchaser title in and to the Assets free and clear of any Encumbrances in accordance with the provisions hereof;

(h)                                 deliver to the Purchaser forbearance agreements from the holders of promissory notes issued by Seller, in a form acceptable to Purchaser; and

(i)                                    an employment agreement between the Purchaser and Mitchell (the “Mitchell Employment Agreement”).

1.10                        Deliveries by the Seller Representative. At the Closing, the Seller Representative shall execute and deliver to the Purchaser the Escrow Agreement.

1.11                        Deliveries by the Purchaser. At the Closing, the Purchaser shall:

(a)                                  issue to the Seller the Initial Shares;

(b)                                  deposit the Initial Escrow Shares into the Escrow Account;

(c)                                  execute and deliver to the Seller a duly executed counterpart of each Transactional Agreement that is to be executed by or on behalf of the Purchaser at the Closing; and

(d)                                  execute and deliver to Mitchell a counterpart to the Mitchell Employment Agreement.

1.12                        On the Additional Issuance Date, the Purchaser shall:

(a)                                  issue to the Seller the Additional Shares; and

(b)                                  deposit the Additional Escrow Shares into the Escrow Account.

1.13                        The Parties acknowledge that, pursuant to this Agreement, as part of the plan of reorganization, the Seller will sell the Liability Payoff Shares pursuant to an effective registration statement as soon as reasonably practicable after the Closing and shall use the proceeds thereof solely for payment to creditors of the Seller.

2.                                      REPRESENTATIONS AND WARRANTIES OF THE SELLER AND MITCHELL.

Except as set forth in the Disclosure Schedule, the Seller and Mitchell, jointly and severally, represent and warrant, to and for the benefit of the Purchaser Indemnitees as follows:

2.1                               Due Organization; No Subsidiaries; Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than “Sol Logic.”

2.2                               Articles of Incorporation and Bylaws; Records. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the articles of incorporation and bylaws of the Seller, as currently in effect; (ii) the stock records of the Seller; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller. There have been no meetings or other proceedings of the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller that are not reflected in such minutes or other records.

2.3                               Capitalization.  The shareholders listed on Part 2.3 of the Disclosure Schedule are the sole shareholders of the Seller.  There is no:  (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Seller; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Seller; or (c) Contract under which the Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. No Person other than the individuals and entities set forth in Part 2.3 of the Disclosure Schedule has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

2.4                               Financial Statements. The Seller has delivered to the Purchaser the following financial statements (collectively, the “Financial Statements”):  (a) the unaudited balance sheet of the Seller as of December 31, 2006 and the unaudited related statement of income and retained earnings and cash flows for the year then ended, together with the notes thereto; and (b) the unaudited balance sheet of the Seller as of October 31, 2007 (the “Interim Balance Sheet”), and the unaudited related statements of income and retained earnings and cash flows for the 10 months then ended. The Financial Statements have been prepared in accordance with the books and records of Seller applied on a consistent basis throughout the periods covered and present fairly in all material respects the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby (subject to normal recurring year-end audit adjustments).

2.5                               Absence of Changes. Since October 31, 2007: (a) there has not been any adverse change in, and no event has occurred that has had a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller; (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Seller (whether or not covered by insurance); (c) the Seller has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (d) the Seller has not purchased or otherwise acquired any material asset from any other Person, except for supplies acquired by the Seller in the Ordinary Course of Business; (e) the Seller has not leased or licensed any asset from any other Person (other than ordinary shrink wrap software); (f) the Seller has not made any material capital expenditure; (g) the Seller has not sold or otherwise transferred, or leased or licensed, any asset to any other Person other than in the Ordinary Course of Business; (h) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness; (i) the Seller has not made any loan or advance to any other Person; (j) no Contract by which the Seller or any of the assets owned or used by the Seller is or was bound, or under which the Seller has or had any rights or interest, has been amended or terminated; (k) the Seller has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business; (l) the Seller has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (I) are reflected as current liabilities in the “liabilities” column of the Interim Balance Sheet or have been incurred by the Seller since October 31, 2007 in bona fide transactions entered into in the Ordinary Course of Business, and (II) have been discharged or paid in the Ordinary Course of Business; (m) the Seller has not forgiven any debt or otherwise released or waived any right or claim; (n) the Seller has not changed any of its methods of accounting or accounting practices in any respect; (o) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (p) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(o)” above.

2.6                               Title to Assets. The Seller owns, and has good and valid title to, all of the Assets, including all rights of the Seller under Seller Contracts.  All of the Assets are owned by the Seller free and clear of any Encumbrances.  The Assets constitute all of the properties, rights, interests and other tangible and intangible assets necessary to conduct the business in the manner in which such business is currently being conducted by the Seller.

2.7                               Receivables. As of the date hereof, there are no accounts receivable, notes receivable or other receivables of the Seller.

2.8                               Customers; Distributors.  Part 2.8 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer’s or other Person’s affiliates) accounted for (i) more than $20,000 of the gross revenues of the Seller in any of 2005 or 2006, or (ii) more than $15,000 of the gross revenues of the Seller in the first 10 months of 2007. Seller has not received any notice or other communication (in writing or otherwise), and Seller has not received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.8 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels.  Seller has not received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor of any of the Seller’s products may cease acting as a distributor of such products or otherwise dealing with the Seller.

2.9                               Inventory.  Seller has no inventory.

2.10                        Equipment, Etc. Part 2.10 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Seller with a book value in excess of $5,000.  Part 2.10 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller.  Each asset identified or required to be identified in Part 2.10 of the Disclosure Schedule: (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) complies in all material respects with, and is being operated and otherwise used in material compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put.

2.11                        Real Property. The Seller does not own any real property or any interest in real property, including any leasehold created under a real property lease.

2.12                        Intellectual Property.

(a)                                  Part 2.12(a) of the Disclosure Schedule accurately identifies and describes:

(i)                                    in Part 2.12(a)(i) of the Disclosure Schedule, each proprietary product or service developed, manufactured, marketed, or sold by the Seller at any time since December 31, 2003, and any product or service currently under development by the Seller;

(ii)                                in Part 2.12(a)(ii) of the Disclosure Schedule: (A) each item of Registered IP in which the Seller has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in Part 2.12(a)(i) of the Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP;

(iii)                            in Part 2.12(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Seller (other than any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license; (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of the Seller; and (3) is generally available on standard terms for less than $100); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Seller; and (C) whether the license or licenses so granted to the Seller are exclusive or nonexclusive; and

(iv)                               in Part 2.12(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Seller IP.

(b)                                  The Seller has provided to the Purchaser a complete and accurate copy of each standard form of Seller IP Contract currently used by the Seller, including each standard form of:  (i) end user license agreement; (ii) development agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. Part 2.12(b) of the Disclosure Schedule accurately identifies each Seller IP Contract that deviates in any material respect from the corresponding standard form agreement provided to the Purchaser. Except for the nonexclusive licenses and rights granted in Contracts identified in Part 2.12(a)(iv) of the Disclosure Schedule, the Seller is not bound by, and no Seller IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Seller to use, exploit, assert, or enforce any Seller IP anywhere in the world.

(c)                                  The Seller owns all right, title and interest to and in the Seller IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Seller, as identified in Part 2.12(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.12(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing:

(i)                                    all documents and instruments necessary to perfect the rights of the Seller in the Seller IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

(ii)                                each Person who is or was an employee or independent contractor of the Seller and who is or was involved in the creation or development of any Seller IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Seller and confidentiality provisions protecting the Seller IP;

(iii)                            no Seller Employee has any claim, right (whether or not currently exercisable) or interest to or in any Seller IP;

(iv)                               no employee or independent contractor of the Seller is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Seller; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality;

(v)                                   no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Seller IP;

(vi)                               the Seller has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Seller, or purported to be held by the Seller, as a trade secret;

(vii)                           since December 31, 2003, the Seller has never assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

(viii)                       the Seller is not now nor has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Seller to grant or offer to any other Person any license or right to any Seller IP; and

(ix)                              the Seller owns or otherwise has all Intellectual Property Rights needed to conduct the business of the Seller as currently conducted by the Seller.

(d)                                  All Seller IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i)                                    each U.S. patent application and U.S. patent in which the Seller has or purports to have an ownership interest was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

(ii)                                each foreign patent application and foreign patent in which the Seller has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public;

(iii)                            no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Seller conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

(iv)                               none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Seller has or purports to have an ownership interest has been impaired;

(v)                                   each item of Seller IP that is Registered IP is and at all times has been in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Seller IP in full force and effect have been made by the applicable deadline;

(vi)                               no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of the Seller has been abandoned, allowed to lapse or rejected;

(vii)                           Part 2.12(d)(vii) of the Disclosure Schedule identifies each filing, payment, and action that must be made or taken on or before the date that is 180 days after the date of this Agreement in order to maintain each such item of Seller IP in full force and effect;

(viii)                       the Seller has provided to the Purchaser complete and accurate copies of all applications, correspondence and other material documents related to each such item of Registered IP; and

(ix)                              no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or, to the best of the Knowledge of each of the Seller and each Shareholder, threatened, in which the scope, validity or enforceability of any Seller IP is being, has been or could reasonably be expected to be contested or challenged.

(e)                                  Neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time or both, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Seller IP; (ii) a breach of any Contract listed or required to be listed in Part 2.12(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Seller IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Seller IP.

(f)                                    To the Knowledge of the Seller, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Seller IP. Part 2.12(f) of the Disclosure Schedule accurately identifies (and the Seller has provided to the Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Seller or any Representative of the Seller regarding any actual, alleged or suspected infringement or misappropriation of any Seller IP and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(g)                                 The Seller has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

(i)                                    no product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of the Seller, and no Intellectual Property ever owned, used or developed by the Seller, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

(ii)                                no infringement, misappropriation or similar claim or Proceeding is pending or has been threatened against the Seller or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Seller with respect to such claim or Proceeding;

(iii)                            the Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person;

(iv)                               the Seller is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Seller IP Contracts described in Section 2.12(b));

(v)                                   the Seller has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

(vi)                               no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Seller is pending or, to the best of the Knowledge of each of the Seller and each Shareholder, has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Seller; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by the Seller.

(h)                                 None of the Seller Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Seller Software or any product or system containing or used in conjunction with such Seller Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Seller Software. The Seller has provided to the Purchaser a complete and accurate list of all known bugs, defects and errors in each version and component of the Seller Software.

(i)                                    None of the Seller Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(j)                                    None of the Seller Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Seller Software on, the disclosure, licensing or distribution of any source code for any portion of such Seller Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Seller to use or distribute any Seller Software.

(k)                                No source code for any Seller Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Seller. The Seller does not has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Seller Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Seller. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Seller Software to any other Person who is not, as of the date of this Agreement, an employee of the Seller.

2.13                        Contracts. Part 2.13 of the Disclosure Schedule identifies each Seller Contract, except for any Immaterial Contract. The Seller has delivered to the Purchaser accurate, complete and fully executed copies of all Seller Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments, exhibits and schedules thereto. Each Seller Contract is valid and in full force and effect.  To the Knowledge of Seller, no Person has violated or breached, or declared or committed any default under, any Seller Contract. No event has occurred, and no circumstance or condition exists, that is reasonably likely to (with or without notice or lapse of time or both) (A) result in a violation or breach of any of the material provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract (except pursuant to the amendment provisions contained therein and except with respect to the termination of Seller Contracts by their terms). The Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract. The Seller has not waived any material right under any Seller Contract. To the Knowledge of Seller, each Person against which the Seller has or may acquire any rights under any Seller Contract is solvent and is able to satisfy all of such Person’s current and future monetary obligations and other obligations and Liabilities thereunder. The Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person. The performance of the Seller Contracts will not result in any violation of or failure to comply with any Legal Requirement. No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Seller Contract. The Contracts identified in Part 2.13 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Seller to conduct its business in the manner in which such business is currently being by the Seller. Part 2.13 of the Disclosure Schedule identifies each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller.

2.14                        Liabilities; Major Suppliers.

(a)                                  The Seller has no Liabilities of a nature required to be reflected on or reserved against in financial statements that are prepared in accordance with GAAP, except for: (i) liabilities identified as such in the “liabilities” columns of the Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP) or other Liabilities incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since October 31, 2007; (iii) performance obligations under the Contracts listed in Part 2.13 of the Disclosure Schedule; and (iv) those incurred by the Seller in connection with the execution of this Agreement.

(b)                                  Part 2.14 of the Disclosure Schedule provides: (i) an accurate and complete breakdown and aging of the accounts payable of the Seller as of the date hereof, and (ii) an accurate and complete breakdown of all notes payable and other indebtedness for borrowed money of the Seller as of the date hereof.

(c)                                  Part 2.14 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together which such Person’s affiliates) received (i) more than $20,000 in the aggregate from the Seller in 2005 or 2006, or (ii) more than $15,000 in the aggregate from the Seller in the first 10 months of 2007.

(d)                                  Seller has never (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

2.15                        Compliance with Legal Requirements. The Seller is in material compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; (b) the Seller has at all times been in material compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets; (c) no event has occurred, and no condition or circumstance exists, that is reasonably likely to (with or without notice or lapse of time or both) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement; and (d) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any

Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. To Seller’s Knowledge, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (Y) may have an adverse effect on the Assets or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (Z) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.16                        Governmental Authorizations. Part 2.16 of the Disclosure Schedule identifies: (a) each material Governmental Authorization that is held by the Seller; and (b) each other Governmental Authorization that, to the Knowledge of the Seller, is held by any employee of the Seller and is used by Seller in connection with the business of the Seller. The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule is valid and in full force and effect. The Seller is and has at all times been in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule. No event has occurred, and no condition or circumstance exists, that is reasonably likely to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule, or (B) result in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule. The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (I) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (II) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Seller has all of the Governmental Authorizations necessary (Y) to enable the Seller to conduct its business in the manner in which such business is currently being conducted by the Seller and (Z) to permit the Seller to own and use its assets in the manner in which they are currently being owned and used by the Seller.

2.17                        Tax Matters. Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. Part 2.17 of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of the Seller that has been conducted since December 31, 2003. The Shareholders and the Seller have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which any Shareholder or the Seller has access) relating to such Tax Returns. No claim or other Proceeding is pending or has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. The Seller has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. There is no agreement, plan, arrangement or other Contract covering any Seller Employee that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Shareholders and the Seller have delivered to the Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Seller since December 31, 2003. The information contained in such Tax Returns is accurate and complete in all respects.

2.18                        Employee and Labor Matters.

(a)                                  Part 2.18(a) of the Disclosure Schedule accurately sets forth, with respect to each current employee of the Seller (including any employee of the Seller who is on a leave of absence or on layoff status) who has accepted employment with Purchaser (a “Continuing Employee”): (i) the name of such employee and the date as of which such employee was originally hired by the Seller; (ii) such employee’s title; (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in 2006 and the 11 months ended November 30, 2007; and (iv) such employee’s annualized compensation as of immediately prior to the Closing. No current employee of the Seller holds any Governmental Authorization that is used by the Seller in the conduct of its business.

(b)                                  There is no former employee of the Seller who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Seller or otherwise) relating to such former employee’s employment with the Seller.

(c)                                  The employment of each of the Seller’s employees is terminable by the Seller at will. The Seller has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Continuing Employees.

(d)                                  To the Knowledge of the Seller:  (i) no employee of the Seller has received an offer to join a business that Seller believes is competitive with the Seller’s business; (ii) no employee of the Seller is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his or her duties or responsibilities as an employee of the Seller; (B) the Seller’s business or operations; or (B) the Purchaser’s business or operations as of or after the Closing in the event such employee becomes an employee or other service provider of the Purchaser or an affiliate thereof.

(e)                                  The Seller has no independent contractors.

(f)                                    The Seller is not a party to or bound by, and the Seller has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract. The Seller is not engaged, and the Seller has never been engaged, in any unfair labor practice of any nature. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Seller Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

2.19                        Employee Benefit Plans and Compensation.

(a)                                  Part 2.19(a) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Seller Employee Plan and each Seller Employee Agreement. The Seller does not intend nor has it committed to establish or enter into any new Seller Employee Plan or Seller Employee Agreement, or to modify any Seller Employee Plan or Seller Employee Agreement (except to conform any such Seller Employee Plan or Seller Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to the Purchaser in writing or as required by this Agreement).

(b)                                  The Seller has delivered to the Purchaser: (i) correct and complete copies of all documents setting forth the terms of each Seller Employee Plan and each Seller Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Seller Employee Plan; (iii) if the Seller Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Seller Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Seller Employee Plan; (v) all material written Contracts relating to each Seller Employee Plan, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any Seller Employee relating to any Seller Employee Plan and any proposed Seller Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Seller or any Seller Affiliate; (vii) all correspondence to or from any Governmental Body relating to any Seller Employee Plan; (viii) all COBRA forms and related notices; (ix) all insurance policies in the possession of the Seller or any Seller Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Seller Employee Plan; (x) all discrimination tests required under the Code for each Seller Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Seller Employee Plan intended to be qualified under Section 401(a) of the Code.

(c)                                  The Seller and each of the Seller Affiliates have performed all obligations required to be performed by them under each Seller Employee Plan and are not in default or violation of, and neither the Seller nor any of the Shareholders have Knowledge of any default or violation by any other party to, the terms of any Seller Employee Plan, and each Seller Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Seller Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Seller Employee Plan. There are no claims or Proceedings pending, or, to the best of the Knowledge of each of the Seller and each Shareholder, threatened or reasonably anticipated (other than routine claims for benefits), against any

Seller Employee Plan or against the assets of any Seller Employee Plan. Each Seller Employee Plan (other than any Seller Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Purchaser, the Seller or any Seller Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Proceedings pending or, to the best of the Knowledge of each of the Seller and each Shareholder, threatened by the IRS, DOL, or any other Governmental Body with respect to any Seller Employee Plan. Neither the Seller nor any Seller Affiliate has ever incurred any penalty or tax with respect to any Seller Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Seller and each Seller Affiliate have made all contributions and other payments required by and due under the terms of each Seller Employee Plan.

(d)                                  Neither the Seller nor any Seller Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Seller Pension Plan subject to Title IV of ERISA; or (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA. Neither the Seller nor any Seller Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Seller Pension Plan in which stock of the Seller or any Seller Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.

(e)                                  No Seller Employee Plan provides (except at no cost to the Seller or any Seller Affiliate), or reflects or represents any liability of the Seller or any Seller Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Seller or any Seller Affiliate, neither the Seller nor any Seller Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Seller Employee (either individually or to Seller Employees as a group) or any other Person that such Seller Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(f)                                    Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Employee Plan, Seller Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Seller Employee.

(g)                                 The Seller and each of the Seller Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Seller Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Seller Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Seller Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the best of the Knowledge of the Seller and the Shareholders, threatened or reasonably anticipated claims or Proceedings against the Seller or any Seller Affiliate under any worker’s compensation policy or long-term disability policy.

(h)                                 To the best of the Knowledge of the Seller and the Shareholders, no shareholder nor any Seller Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Seller or that would interfere with the business of the Seller or any Seller Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Seller or any Seller Affiliate as presently conducted nor any activity of such shareholder or Seller Employees in connection with the carrying on of the business of the Seller or any Seller Affiliate as presently conducted will, to the best of the Knowledge of the Seller and the Shareholders, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such shareholders or Seller Employees is now bound.

2.20                        Environmental Matters. The Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called “superfund” or “superlien” law or similar Legal Requirement, at or with respect to any site. The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability. The Seller has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). The Seller has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Seller; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Seller. All property that is owned by, leased to, controlled by or used by the Seller, and all surface water, groundwater, soil and air associated with or adjacent to such property: (a) is in clean and healthful condition; (b) is free of any Hazardous Material and any harmful chemical or physical conditions; and (c) is free of any environmental contamination of any nature. No storage tank or other storage container is or has been owned by, leased to, controlled by or used by the Seller, or is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Seller.

2.21                        Sale of Products. Each product that has been sold, licensed or distributed by the Seller to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects construction defects or other defects or deficiencies at the time of sale. The Seller has not incurred or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by the Seller. No product manufactured or sold by the Seller has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

2.22                        Performance of Services.  All services that have been performed on behalf of the Seller were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. There is no claim pending or being threatened against the Seller relating to any services performed by the Seller, and, to the best of the Knowledge of each of the Seller and each Shareholder, there is no basis for the assertion of any such claim.

2.23                        Insurance.

(a)                                  Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Seller:   the name of the insurance carrier that issued such policy. Part 2.23 of the Disclosure Schedule also identifies each self-insurance or risk-sharing arrangement affecting the Seller or any of the assets of the Seller. The Seller has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.23 of the Disclosure Schedule (including all renewals thereof and endorsements thereto). Each of the policies identified or required to be identified in Part 2.23 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the Knowledge of the Seller, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

(b)                                  No insurance claim has been made by the Seller since inception.  The Seller has not received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.23 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.23 of the Disclosure Schedule; or (iii) any indication that the issuer of any of the policies identified in Part 2.23 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

2.24                        Related Party Transactions. No Related Party has any direct or indirect interest of any nature in any of the Assets. No Related Party is, or has at any time since December 31, 2003 been, indebted to the Seller.  Since December 31, 2004, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller. To the Knowledge of Seller, no Related Party is competing, or has at any time since December 31, 2004, competed, directly or indirectly, with the Seller. No Related Party has any claim or right against the Seller.

2.25                        Certain Payments, Etc. The Seller has not, and, to the Knowledge of Seller, no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller has, at any time: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for federal income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (Y) favorable treatment in securing business, or (Z) any other special concession; or (f) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses “(a)” through “(e)” above.

2.26                        Proceedings; Orders. There is no pending Proceeding, and no Person has, to the Knowledge of Seller, threatened to commence any Proceeding: (i) that involves the Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To Seller’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding No Proceeding has ever been commenced by or against the Seller. The Seller has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to the Proceedings identified in Part 2.26 of the Disclosure Schedule. There is no Order to which the Seller, or any of the assets owned or used by the Seller, is subject; and, to the Knowledge of Seller, no Related Party is subject to any Order that relates to the Seller’s business or to any of the assets of the Seller. To the Knowledge of Seller, no Continuing Employee is subject to any Order that may prohibit employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller or the business of the Purchaser at or after the Closing. To Seller’s Knowledge, there is no proposed Order that, if issued or otherwise put into effect, (Y) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (Z) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.27                        Authority; Binding Nature of Agreements.

(a)                                  The Seller has the requisite corporate power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers.  Assuming the due authorization, exeuction and delivery by the other parties hereto, this Agreement and the other Transactional Agreements to which Seller is a party constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (the “Enforceability Exception”).

(b)                                  Mitchell has the absolute and unrestricted right, power and capacity to enter into and to perform his obligations under each of the Transactional Agreements to which he is a party. Assuming the due authorization, exeuction and delivery by the other parties hereto, this Agreement and the other Transactional Agreements to which Mitchell is a party constitute a valid and binding obligation of Mitchell, enforceable against Mitchell in accordance with respective terms, subject only to the effect, if any, of the Enforceability Exception.

2.28                        Non-Contravention; Consents. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time or both): (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Seller, or any of the Assets, is subject; (b) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract; (d) give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract (other than an Immaterial Contract), or (iii) cancel, terminate or modify any Seller Contract (other than an Immaterial Contract); or (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets. The Seller is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions that has not been obtained prior to the Closing.

2.29                        Brokers. Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.30                        Securities Law Matters.

(a)                                  The Seller is acquiring the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except as would not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) (it being understood and acknowledged by Purchaser that Seller intends to sell the Liability Payoff Shares as soon as reasonably practicable pursuant to an effective registration statement following the Closing). The Seller will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except pursuant to and in accordance with the Securities Act. The Seller understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States and that the Purchaser is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Shares. The Seller has been afforded the opportunity to ask questions of the Purchaser in connection with this Agreement and the Transactions.  The Seller acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation: (i) an investment in the Purchaser is speculative; (ii) the Seller may not be able to liquidate its investment; (iii) the transferability of the Shares is limited; (iv) in the event of a disposition of the Shares, the Seller could sustain the loss of its entire investment; and (v) the Purchaser has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and the Purchaser’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. The Seller is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares. The Seller understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

(b)                                  The Seller understands that the Shares will be issued at Closing and at the Additional Issuance Date in reliance upon Section 4(2) of the Securities Act or any available rule or regulation promulgated thereunder.

(c)                                  The Seller understands that the certificates representing the Shares will bear restrictive legends in the following forms (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.”

2.31                        Solvency of the Seller. The Seller is not now insolvent nor will it be rendered insolvent by the Transactions. As used in this Section 2.31, “insolvent” means that the sum of the liabilities of the Seller exceeds the present fair market value of the Seller’s assets. Immediately after giving effect to the consummation of the Transactions: (i) the Seller will be able to pay its liabilities as they become due in the ordinary course of its business; (ii) the Seller will not have unreasonably small capital with which to conduct its business following the Closing; and (iii) the Seller will be able to satisfy any judgments and other obligations to which it is subject, as well as any judgments that are likely to arise as a result of any pending or threatened litigation against it.

2.32                        Full Disclosure. None of the Transactional Agreements contains any untrue statement of fact; and none of the Transactional Agreements omits to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1                               Due Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2                               Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

3.3                               Authority; Binding Nature of Agreements. The Purchaser has the requisite corporate power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is a party; and the execution, delivery and performance by the Purchaser of the

Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers.  Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement and the other Transactional Agreements to which Purchaser is a party constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with respective terms, subject only to the effect, if any, of the Enforceability Exception.

3.4                               Proceedings; Orders. There is no pending Proceeding, and no Person has, to the Knowledge of Purchaser, threatened to commence any Proceeding: (i) that involves the Purchaser; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

3.5                               Non-Contravention; Consents. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time or both): (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser, is subject; or (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which Purchaser is party or by which its properties are bound.  The Purchaser is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions that has not been obtained prior to the Closing, provided, however that Purchaser may make all filings that are required to comply with federal and state securities laws, and AMEX.

3.6                               Brokers. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

4.                                      INDEMNIFICATION, ETC.

4.1                               Survival of Representations and Covenants.

(a)                                  The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement.  Subject to Section 4.1(b) and except in the case of fraud or intentional misrepresentation, all representations and warranties contained in this Agreement shall survive until, and shall terminate upon, the expiration of the one-year anniversary of the Closing (the “Indemnification Deadline”); it being understood that in the event notice of any claim for indemnification under Section 4.2 has been given prior to the Indemnification Deadline, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved, either by means of (x) a written settlement agreement executed on behalf of the Seller Representative and the Purchaser, (y) a final, non-appealable order or judgment issued by a court of competent jurisdiction, or (z) a final, non appealable determination rendered by an arbitration or like panel to which the parties have agreed to submit such matter. The right to indemnification, payment of Damages or other remedy based on the representations, warranties, covenants, and obligations contained in this Agreement will not be affected by any Knowledge acquired with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.  For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller in this Agreement.

(b)                                  Notwithstanding anything to the contrary, and without limiting the generality of anything contained in Section 4.1(a), (i) if Mitchell or the Seller had Knowledge, at or prior to the Closing, of any circumstance that constitutes a Breach of any representation or warranty set forth in Section 2, or (ii) if the Purchaser had Knowledge, at or prior to the Closing, of any circumstance that constitutes a Breach of any representation or warranty set forth in Section 3, then in either case such representation or warranty shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any claim relating to such representation or warranty has been made).  For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Mitchell and the Seller in this Agreement.

4.2                               Indemnification by the Seller.

(a)                                  The Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall pay, compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

(i)                                    any Breach of any representation or warranty made by the Seller in any Transactional Agreement (including this Agreement) and the Disclosure Schedule as of the date of this Agreement (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty);

(ii)                                any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements (other than the Registration Rights Agreement);

(iii)                            any Liability of the Seller or of any Related Party, other than the Assumed Liabilities;

(iv)                               any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Purchaser Indemnitees may become subject and that arises from or relates to (A) any product produced or sold or any services performed by or on behalf of the Seller, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Seller on or at any time prior to the Closing, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller, (D) any failure to comply with any bulk transfer law, fraudulent transfer law or similar Legal Requirement in connection with any of the Transactions, (E) WARN or any similar state or local Legal Requirement that may result from an “Employment Loss,” as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of the Seller prior to the Closing or by the Purchaser’s decision not to hire previous employees of the Seller, (F) any Seller Employee Plan, profit sharing plan or dental plan, employment agreement, severance agreement, change in control agreement, whether or not written, between the Seller and any Person, (G) 280G payments and excise taxes, sales bonuses and other retention arrangements established by the Seller or the loss of any tax benefits, deductions or credits by or on behalf of the Purchaser as a result of the foregoing and (H) the failure of the Seller to qualify to transact business in Arizona at any time prior the Closing during which the Seller was required to so qualify;

(v)                                   any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause “(i),” “(ii),” “(iii),” or “(iv)” above (including any Proceeding commenced by any Purchaser Indemnitee for the purpose of enforcing any of its rights under this Section 4); or

(vi)                               any claim by any Person that such Person has any rights in or to the Intellectual Property and Intellectual Property Rights transferred to Buyer pursuant to Section 1.1.

(b)                                  Seller shall not be required to make any indemnification payment pursuant to Section 4.2(a)(i) for any Breach as set forth in such Section until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of its representations or warranties) that have been suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $25,000.  If the total amount of such Damages exceeds the $25,000, the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for only that amount that exceeds $25,000.

(c)                                  Notwithstanding anything herein to the contrary:

(i)                                    recovery from the Indemnification Escrow Shares shall be the sole and exclusive remedy for the indemnity obligations under the Agreement for the matters set forth in Section 4.2(a)(i) and Section 4.2(a)(v) (but only to the extent that such Section 4.2(a)(v) relates to a Proceeding related to Section 4.2(a)(i)); and

(ii)                                recovery of the Shares from Seller (including the Indemnification Escrow Shares and the Reimbursement Escrow Shares) shall be the sole and exclusive remedy for the indemnity obligations under this Agreement for matters set forth in Sections 4.2(a)(ii), 4.2(a)(iii), 4.2(a)(iv), 4.2(a)(v), and 4.2(a)(vi) (but only to the extent that such Section 4.2(a)(v) relates to a Proceeding related to Sections 4.2(a)(ii), 4.2(a)(iii), 4.2(a)(iv) and 4.2(a)(vi)); provided, that, the Purchaser Indemnitees shall only be entitled to make a claim for Damages pursuant to Section 4.2(a)(vi) until the one year anniversary of the Closing.

(d)                                  Nothing in this Section 4 shall prevent Purchaser from bringing a common law action for fraud or intentational misrepresentation against any Person whose own fraud or intentional misrepresentation has caused Purchaser to incur indemnifiable Damages or limit the indemnifiable Damages recoverable by Purchaser in such common law action; provided, that, no Indemitee shall be entitled to recover more than once for the same idemnifiable Damages.

4.3                               Indemnification by the Purchaser.

(a)                                  The Purchaser shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Damages that are suffered or incurred by the Seller or to which the Seller may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

(i)                                    any Breach of any representation or warranty made by the Purchaser in this Agreement; or

(ii)                                any Proceeding relating directly or indirectly to any failure or Breach of the type referred to in clause “(i)” above (including any Proceeding commenced by the Seller for the purpose of enforcing its rights under this Section 4.3).

(b)                                  The Purchaser shall not be required to make any indemnification payment pursuant to Section 4.3(a) for any Breach of any of its representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of its representations or warranties) that have been directly or indirectly suffered or incurred by the Seller, or to which the Seller have otherwise become subject, exceeds $25,000 in the aggregate; provided that this limitation shall not apply to any Breach arising directly or indirectly from any circumstance of which the Purchaser had Knowledge at or prior to the Closing. If the total amount of such Damages exceeds $25,000 in the aggregate, the Seller shall be entitled to be indemnified against and compensated and reimbursed for only that amount that exceeds $25,000.) Notwithstanding anything herein to the contrary, the Purchaser shall have the right, in its sole discretion, to satisfy any payment obligation pursuant to this Section 4.3 by delivering that number of shares of Common Stock obtained by dividing (a) the amount payable by the Purchaser under this Section 4.3, by (b) the volume weighted average closing price of the Common Stock over the 20 trading-day period ending on the date immediately preceding the Indemnification Determination Date, as reported on AMEX, and, if the Common Stock is not quoted on AMEX at any time during such period, as reported on the OTCBB or the Pink Sheets for the portion of such period that the Common Stock is listed or quoted on the OTCBB or the Pink Sheets.

4.4                               Value of Escrow Shares.  For the purposes of this Section 4, the price per share attributable to the Shares shall be the volume weighted average closing price of the Common Stock over the 20 trading-day period ending on the date immediately preceding the Indemnification Determination Date, as reported on AMEX, and, if the Common Stock is not quoted on AMEX at any time during such period, as reported on the OTCBB or the Pink Sheets for the portion of such period that the Common Stock is listed or quoted on the OTCBB or the Pink Sheets.

4.5                               Setoff. In addition to any rights of setoff or other rights that the Purchaser or any of the other Purchaser Indemnitees may have at common law or otherwise, subject to and in accordance with the provisions of this Section 4, the Purchaser shall have the right to setoff and deduct any sum that may be owed to any Purchaser Indemnitee under this Section 4 from the  Escrow Shares.

4.6                               Defense of Third Party Claims. In the event of the assertion or commencement by any Person (other than Purchaser or the Seller) of any Proceeding (whether against the Purchaser, Seller or against any other Person) with respect to which any Person (a “Third Party Claim Indemnitee”) may be entitled to indemnification, compensation or reimbursement pursuant to this Section 4, each Third Party Claim Indemnitee shall have the right, at its election, to proceed with the defense of such Proceeding on its own; provided, however, that the Third Party Claim Indemnitee may not settle or compromise any such Proceeding without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such settlement or compromise includes a full release of Liability with respect to the indemnifying party; and provided further that such settlement or compromise shall not be conclusive evidence of the amount of Damages incurred by the Third Party Claim Indemnitee in connection with such Proceeding. All reasonable expenses relating to the defense of such claim or Proceeding shall be borne and paid exclusively by the indemnifying party if the indemnifying party is obligated to otherwise indemnify the Third Party Claim Indemnitee under this Section 4. The indemnifying party shall make available to the Third Party Claim Indemnitee any documents and materials in its possession or control that may be necessary to the defense of such claim or Proceeding. The Third Party Claim Indemnitee shall give the indemnifying party prompt notice after it becomes aware of the commencement of any such Proceeding against the Third Party Claim Indemnitee; provided, however, any failure on the part of the Third Party Claim Indemnitee to so notify the indemnifying party shall not limit any of the obligations of the indemnifying party, or any of the rights of any Third Party Claim Indemnitee, under this Section 4 (except to the extent such failure materially prejudices the defense of such Proceeding). If the Third Party Claim Indemnitee does not elect to proceed with the defense of any such Proceeding, the indemnifying party may proceed with the defense of such Proceeding; provided, however, that the indemnifying party may not settle or compromise any such Proceeding without the prior written consent of the Third Party Claim Indemnitee (which consent may not be unreasonably withheld) unless such settlement includes a full release of Liability with respect to the Third Party Claim Indemnitee.

4.7                               Exercise of Remedies by Purchaser Indemnitees other than the Purchaser. No Purchaser Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

4.8                               Escrow. Upon the one-year anniversary of the date of the Closing, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall release from the Escrow Account the Escrow Shares that are not subject to any claims made pursuant to setoff or indemnification pursuant to this Section 4 (whether or not such claims have been determined to be valid as of such date, provided that such remaining Indemnification Escrow Shares shall be so released as soon as and to the extent that any such claim has been determined not to be valid).

4.9                               Exclusive Remedy.  This Section 4 shall provide the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the other Transactional Agreements to which Purchaser is a party.

5.                                      CERTAIN COVENANTS.

5.1                               Further Actions. From and after the Closing, the Seller shall cooperate with the Purchaser and the Purchaser’s affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and placing the Purchaser in possession and control of all of the Assets.  Without limiting the generality of the foregoing, from and after the Closing, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution, bankruptcy or insolvency of the Seller.

5.2                               Publicity. Seller shall ensure that, on and at all times at and after the Closing: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Seller without the Purchaser’s prior written consent; (b) the Seller continues to keep the terms of this Agreement and the other Transactional Agreements strictly confidential (provided, that, the terms of this Agreement may be disclosed to the shareholders of the Seller and such shareholders may communicate the existence of the transaction and consideration paid in the transaction to its general and limited partners); and (c) except as permitted in subsection (b), the Seller keep strictly confidential, and the Seller does not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser, except (i) with respect to such information has been previously made publicly available by the Purchaser and (ii) to the extent the Seller is required by law to make such disclosure (in which case the Seller shall advise the Purchaser at least five business days before making such disclosure of the nature and content of the intended disclosure.

5.3                               Change of Name. As promptly as practicable after the Closing, the Seller shall change its name to a name that does not include the words “Sol Logic” or any variation thereof and that is reasonably satisfactory to the Purchaser.

5.4                               Lock-up Agreement. Without the prior written consent of the Purchaser, the Seller will not, during the period commencing at the Closing and ending on the one-year anniversary of the date of the Closing, directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise distribute, dividend, transfer or dispose of any Shares to any Person (including to any Shareholder); or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or any securities convertible into or exchangeable for the Shares, regardless of whether any such transaction described herein is to be settled by delivery of the Shares or such other securities, or by delivery of cash or otherwise. Notwithstanding the foregoing, the restrictions on the Seller described in this Section 5.4 shall not apply with respect to the Liability Payoff Shares.  The Seller hereby agrees and consents to the entry of stop transfer instructions with the Purchaser’s transfer agent against the transfer of the Shares, except in compliance with this Section 5.4.

5.5                               Employee Matters. The Seller shall be responsible for providing or discharging any and all notifications, benefits and liabilities to its employees and governmental authorities required by WARN or by any other applicable Legal Requirement relating to plant closings or employee separations or severance pay that are required to be provided before the Closing as a result of the Transactions. Following the Closing, the Seller shall comply with COBRA or similar state statutes with respect to all current and former employees of the Seller.

5.6                               Payment of All Taxes Resulting from Sale of Assets by Seller. The Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.  Prior to and after the Closing, the Seller shall cooperate with the Purchaser to comply with all applicable provisions of state tax laws that, in the absence of such compliance, would hold the Purchaser liable for unpaid Taxes of the Seller. Within one year following the Closing or at such time as required by applicable Legal Requirements, the Seller shall deliver to the Purchaser tax clearance certificates from such states for all such state Taxes.

5.7                               Nonsolicitation of Employees. Beginning on the date hereof and ending on the third anniversary of the date of the Closing (the “No-Solicit Period”), the Seller shall not solicit or cause to be solicited any employee, consultant or other agent of the Purchaser to leave employment or service with the Purchaser; provided that this Section 5.7 will not apply to general solicitations of employment or service not specifically directed toward the Purchaser’s employees, consultants or other agents.

5.8                               Restrictions on Competition. During the No-Solicit Period, the Seller, without the prior written consent of the Purchaser: (a) engage in any aspect of business related to multi-lingual communications, automatic speech recognition (ASR), machine translation (MT) and text to speech (TTS) technologies (the “Business”) anywhere in the world; or (b) participate in, invest in, provide services to or otherwise deal with any Person that engages, or has plans to engage, directly or indirectly in any aspect of the Business anywhere in the world; provided, however, that (i) any venture capital firms that are affiliates of the Seller are not subject to the restrictions set forth in this Section 5.8; and (ii) this Section 5.8 shall not prohibit any Person that is then engaged in activities substantially similar to the Business from investing or proposing to invest in the Seller, or acquiring all of the stock or all or substantially all of the assets of the Seller, during the No-Solicit Period, so long as no information relating to the Business or the Assets is provided or disclosed by the Seller or its Representatives, directly or indirectly, to such Person.

5.9                               No Interference with Customers. During the No-Solicit Period, the Seller shall not, for itself or on behalf of any other Person: (a) induce or attempt to induce any customer to cease doing business with the Purchaser or any of the Purchaser’s subsidiaries or reduce the volume of business transacted by such customer with the Purchaser or any of the Purchaser’s subsidiaries; or (b) solicit the business of any Person known to the Seller to be a customer of the Purchaser or any of the Purchaser’s subsidiaries, with respect to the Business or the Assets; provided, however, that this Section 5.9 shall not prohibit any Person that is then engaged in activities substantially similar to the Business from investing or proposing to invest in the Seller, or acquiring all of the stock or all or substantially all of the assets of the Seller, during the No-Solicit Period, so long as no information relating to the Business or the Assets is provided or disclosed by the Seller or its Representatives, directly or indirectly, to such Person.

5.10                        Customer and Other Business Relationships. From and after the Closing, the Seller shall promptly satisfy the Liabilities of the Seller (other than the Assumed Liabilities) in a manner that is not detrimental to any of the ongoing relationships of the Business.

5.11                        Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 5.6, the Seller shall pay, or make adequate provision for the payment reasonably acceptable to the Purchaser, in full all of the Liabilities existing as of the Closing other than the Assumed Liabilities (the “Retained Liabilities”). If any such Retained Liabilities are not so paid or provided for, or if the Purchaser reasonably determines that failure to make any payments will impair the Purchaser’s use or enjoyment of the Assets or conduct of the Business previously conducted by the Seller with the Assets, the Purchaser may, at any time at or prior to the one-year anniversary of the date of the Closing, elect to make all such payments directly (but shall have no obligation to do so) and setoff and deduct the full amount of all such payments (each, a “Purchaser Payment”) from that number of Reimbursement Escrow Shares obtained by dividing the (a) amount of each Purchaser Payment, by (b) the volume weighted average closing price of the Common Stock over the 20 trading-day period ending on the date immediately preceding the date of such Purchaser Payment, as reported on AMEX, and, if the Common Stock is not quoted on AMEX at any time during such period, as reported on the OTCBB or the Pink Sheets for the portion of such period that the Common Stock is listed or quoted on the OTCBB or the Pink Sheets; provided that the Purchaser shall not be permitted to set off and deduct the amount of any such Purchaser Payment from the Reimbursement Escrow Shares until 30 days after the Registration Statement is declared effective by the SEC. The setoff and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount, in the form of the issuance of the Shares to the Seller, from which the sum was set off and deducted.

5.12                        Restrictions on Seller Dissolution and Distributions. The Seller shall not dissolve or make any distribution of the Shares or of the proceeds received from the sale of the Shares (other than with respect to the Liability Payoff Shares) by or on behalf of the Seller until the one year anniversary following the Closing.

5.13                        Acknowledgment Regarding Payable.  The Purchaser acknowledges that the payable owed by the Seller to the Purchaser in the amount of $25,000 has been extinguished and satisfied in full.

6.                                      MISCELLANEOUS PROVISIONS.

6.1                               Seller Representative.

(a)                                  The Seller hereby irrevocably nominates, constitutes and appoints Wink Jones as the agent and true and lawful attorney-in-fact of the Seller (the “Seller Representative”), with full power of substitution, to act in the name, place and stead of the Seller for purposes of executing any documents and taking any actions that the Seller Representative may, in his sole discretion, determine to be appropriate in connection with any of the Transactional Agreements or any of the Transactions. Wink Jones hereby accepts his appointment as Seller Representative.

(b)                                  Seller  hereby grants to the Seller Representative full authority to execute, deliver, acknowledge, certify, file and record on behalf of the Seller (in the name of the Seller  or otherwise) any and all documents that the Seller Representative may, in his sole discretion, determine to be appropriate, in such forms and containing such provisions as the Seller Representative may, in his sole discretion, determine to be appropriate (including any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements: (i) the Purchaser shall be entitled to deal exclusively with the Seller Representative on all matters relating to the respective Transactional Agreements and the Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, the Seller); and (ii) each Purchaser Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Seller by the Seller Representative, and on any other action taken or purported to be taken on behalf of the Seller by the Seller Representative, as fully binding upon the Seller.

(c)                                  Seller hereby, recognizes and intends that the power of attorney granted in Section 7.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Seller Representative; and (iii) shall survive any dissolution of the Seller.

(d)                                  If the Seller Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Seller, within ten days after such death or disability, shall appoint a successor to the Seller Representative and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Seller Representative as Seller Representative hereunder. No Seller Representative shall resign until a successor representative shall have been appointed.

(e)                                  The Seller Representative shall not be liable to Seller for any act done or omitted hereunder as the Seller Representative while acting in good faith (and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith) and without gross negligence or willful misconduct. All losses, liabilities and expenses incurred by the Seller Representative in connection with the performance of its duties as Seller Representative shall be borne and paid exclusively by the Seller.  If not paid directly to the Seller Representative by the Seller, such losses, liabilities and expenses may be recovered by the Seller Representative from the Escrow Shares otherwise distributable to the Seller (and not distributed or distributable to a Purchaser Indemnitee).

6.2                               Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

6.3                               Fees and Expenses.

(a)                                  The Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward Kronish LLP and any other counsel to the Seller) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

(b)                                  The Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Paul, Hastings, Janofsky & Walker LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

6.4                               Attorneys’ Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.5                               Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto)(1):

if to the Seller Representative:

Wink Jones, as agent of the Seller 1020 West Main St., Suite 100J Boise, ID, 83702 Facsimile: 303-484-5397

(1) Allow for delivery of notice via electronic mail?

if to the Seller or Mitchell:

Sol Logic, Inc. PMB 472 1396 Willow Creek Rd STE A103 Prescott, AZ 86301 Attn: Frank Mitchell Facsimile: 877-819-9359

with a copy (which shall not constitute notice to the Seller) to:

Cooley Godward Kronish LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 Attn: Laura M. Medina Facimile: 720-566-4099

if to the Purchaser:

ImageWare Systems, Inc. 10883 Thornmint Road San Diego, CA 92127 Facsimile: 858-673-1770

with a copy (which shall not constitute notice to the Purchaser) to:

Paul, Hastings, Janofsky & Walker LLP 3579 Valley Centre Drive San Diego, CA 92130 Attn: Carl R. Sanchez Facsimile: 858-720-2555

6.6                               Time of the Essence.  Time is of the essence of this Agreement.

6.7                               Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.8                               Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.9                               Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). The Seller agrees that, if any Proceeding is commenced against any Purchaser Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Purchaser Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto. The Seller irrevocably constitutes and appoints the Seller Representative as its agent to receive service of process in connection with any legal proceeding relating to this Agreement or any other Transactional Agreement or the enforcement of any provision of this Agreement or any other Transactional Agreement.

6.10                        Successors and Assigns; Parties in Interest. This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser; the other Purchaser Indemnitees (subject to Section 4.6); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the Purchaser’s prior written consent. Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

6.11                        Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The Seller agrees that: (a) in the event of any Breach or threatened Breach by Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Purchaser Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding. The Purchaser agrees that: (A) in the event of any Breach or threatened Breach by the Purchaser of any covenant, obligation or other provision set forth in this Agreement, the Seller shall be entitled (in addition to any other remedy that may be available to it) to (I) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (II) an injunction restraining such Breach or threatened Breach; and (B) the Seller shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

6.12                        Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.13                        Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller Representative.

6.14                        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.15                        Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

6.16                        Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. All of the parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of interpretation arises, this Agreement, the other Transactional Agreements and the other documents and instruments executed in connection with this Agreement shall be construed as if drafted jointly, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement, the other Transactional Agreements or such other documents and instruments. The language used in this Agreement and the other Transactional Agreements shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Any reference to any particular Code Section or any other statute, law or regulation will be interpreted to include any revision of or successor to that Section regardless of how it is numbered or classified. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to a “Section,” a “Schedule” and an “Exhibit” are intended to refer to a section, a schedule or an exhibit to this Agreement, respectively.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The parties to this Agreement have caused this Agreement to be executed and delivered as of December       , 2007.

“SELLER”

SOL LOGIC, INC.,
a California corporation

By:
Name: Frank Mitchell
Title: President

“MITCHELL”

FRANK MITCHELL, a shareholder of the Seller

By:
Name: Frank Mitchell

“PURCHASER”

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

By:
Name: S. James Miller, Jr.
Title: Chief Executive Officer

“SELLER REPRESENTATIVE”

By:
Name: Wink Jones

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

 “Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

 “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

 “Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

 “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

“DOL” shall mean the United States Department of Labor.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

1

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

“Foreign Plan” shall mean: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Seller Employee Plan maintained or contributed to by the Seller or any Seller Affiliate that is not subject to United States law; and (iii) any Seller Employee Plan that covers or has covered Seller Employees whose services are performed primarily outside of the United States.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Hazardous Material” shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called “superfund” or “superlien” law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause “(a)”, “(b)”, “(c)” or “(d)” above.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

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“Immaterial Contract” shall mean any Seller Contract that is currently in effect that: (a) was entered into by the Seller in the Ordinary Course of Business; (b) has a term of less than 90 days or may be terminated by the Seller (without penalty) within 30 days after the delivery of a termination notice by the Seller to the other party thereto; and (c) does not contemplate or involve the payment of cash or other consideration after the date hereof in an amount or having a value in excess of $5,000.

“Indebtedness” means, with respect to the Seller: (a) all indebtedness of the Seller for borrowed money (including bank overdrafts) whether or not contingent, including, without limitation, any amounts outstanding or owing under capital leases, bonds, debentures or similar instruments, letters of credit, notes or dividends payable; (b) all obligations of the Seller in respect of banker’s acceptances or other similar instruments (including reimbursement obligations with respect thereto); (c) all obligations of the Seller to pay the deferred and unpaid purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business); (d) the capitalized portion of all obligations of the Seller as lessee under leases that have been or should be, in accordance with GAAP, be recorded as capital leases; (e) all indebtedness (fixed or contingent) of others under which the Seller acts as surety, guarantor or indemnitor, to the extent such indebtedness is guaranteed by the Seller; (f) all obligations secured by an Encumbrance on the property and assets of the Seller; (g) to the extent not otherwise included in this definition, obligations under any interest rate swap, cap or collar agreement or other hedging agreements and (h) all interest, prepayment penalties, fees, expenses, charges, reimbursements, indemnities and other payment obligations in respect of the Indebtedness set forth in clauses (a) through (g) above.

“Indemnification Determination Date” shall mean the date that the final amount of the Damages are (i) agreed to by the parties in writing, (ii) entered by a court of competent jurisdiction pursuant to a final and non-appealable order or judgment, or (iii) rendered by an arbitration or like panel to which the parties have agreed to submit such matters pursuant to a final, non-appealable determination thereby.

“Intellectual Property” shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(A)” through “(E)” above.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean the following: (a) with respect to Mitchell, such individual shall be deemed to have Knowledge of a particular fact or other matter if (i) such individual is actually aware of the fact or matter (after such inquiry as would be customary for a transaction of the nature contemplated by this Agreement), or (ii) such individual would reasonably be expected to have

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Knowledge of the fact or matter (after such inquiry as would be customary for a transaction of the nature contemplated by this Agreement) given such individual’s employment position with the Seller; and (b) with respect to the Seller, the Seller will be deemed to have Knowledge of a particular fact or other matter if any individual who is currently serving as a director or executive officer of the Seller has, or at any time had, Knowledge of that fact or other matter (as determined in accordance with clause (a) above).

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Liability Payoff Shares” shall mean that number of Shares received at the Closing having an aggregate value equal to the lesser of $500,000 or the dollar amount owed by Seller to its creditors at the time the Shares are sold (based on the price per share at which the Shares are sold).

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

An action taken by or on behalf of the Seller shall not be deemed to have been taken in the “Ordinary Course of Business” unless:

(a)                                  such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

(b)                                 such action is taken in accordance with sound and prudent business practices;

(c)                                  such action is not required to be authorized by the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

(d)                                 such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of any Entity (other than the Seller) that is engaged in businesses similar to the business of the Seller.

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation.

“Person” shall mean any individual, Entity or Governmental Body.

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“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

“Purchaser Indemnitees” shall mean the following Persons: (a) the Purchaser; (b) the Purchaser’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

“Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Each of the following shall be deemed to be a “Related Party”: (a) each individual who is an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause “(a)” above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses “(a)” and “(b)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

“Registration Rights Agreement” shall mean the registration rights agreement, by and between the Purchaser and the Seller, in a form to be agreed upon thereby, covering the registration for resale of certain of the Shares.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Seller Affiliate” shall mean any Person under common control with the Seller within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Seller Contract” shall mean any Contract that is currently in effect: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is bound or under which the Seller has any obligation; (c) under which the Seller has any right or interest; or (d) to which a Seller is a party, the rights, interest or benefits of which are used by the Seller in the Business.

“Seller Employee” shall mean any current or former employee, independent contractor or director of the Seller or any Seller Affiliate.

“Seller Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Seller or any Seller Affiliate and any Seller Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Seller Employee which is terminable “at will” without any obligation on the part of the Seller or any Seller Affiliate to make any payments or provide any benefits in connection with such termination.

“Seller Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each

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“employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Seller Affiliate for the benefit of any Seller Employee, or with respect to which the Seller or any Seller Affiliate has or may have any liability or obligation, except such definition shall not include any Seller Employee Agreement.

“Seller IP” shall mean all Intellectual Property Rights and Intellectual Property in which the Seller has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Seller IP Contract” shall mean any Contract to which the Seller is or was a party or by which the Seller is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Seller IP or any Intellectual Property developed by, with or for the Seller.

“Seller Pension Plan” shall mean each Seller Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Seller Software” shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Seller at any time (other than non-customized third-party software licensed to the Seller for internal use on a non-exclusive basis).

“Standard Form Agreements” shall mean the forms of agreements attached as Appendices 2.14(A) and 2.14(B) to the Disclosure Schedule.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transactional Agreements” shall mean: (a) the Agreement; (b) the Escrow Agreement; and (c) the Registration Rights Agreement.

“Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser; and (iii) the performance by the Seller, the Seller Representative and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller, the Seller Representative and the Purchaser of their respective rights under the Transactional Agreements.

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“Treasury Regulations” shall mean the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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